Exhibit 23.1

June 18, 2004

The Board of Directors

ChipMOS TECHNOLOGIES (Bermuda) LTD.

No.1, R&D Road 1

Hsinchu Science Park

Hsinchu, Taiwan

Republic of China

Attention: Mr. S.J. Cheng

Dear Sirs,

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of ChipMOS TECHNOLOGIES (Bermuda) LTD. on Form S-8 of our report dated May 21, 2004, appearing in the Annual Report on Form 20-F of ChipMOS TECHNOLOGIES (Bermuda) LTD. for the year ended December 31, 2003.

Yours faithfully,

/s/ Moore Stephens
Moore Stephens
Certified Public Accountants
Hong Kong